Business Updates and Initiatives 1 Q3 FY24 © 2024 CHS Inc. Public 1 EX99.1

2© 2024 CHS Inc. Public Welcome Thank you for joining us today. 2

© 2024 CHS Inc. Public 3 Forward-looking statements This document and other CHS Inc. publicly available documents contain, and CHS officers, directors and representatives may from time to time make, "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on CHS current beliefs, expectations and assumptions regarding the future of its businesses, financial condition and results of operations, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of CHS control. CHS actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance on any of these forward-looking statements. Important factors that could cause CHS actual results and financial condition to differ materially from those indicated in the forward-looking statements are discussed or identified in CHS filings made with the U.S. Securities and Exchange Commission, including in the "Risk Factors" discussion in Item 1A of CHS Annual Report on Form 10-K for the fiscal year ended August 31, 2023. These factors may include: changes in commodity prices; the impact of government policies, mandates, regulations and trade agreements; global and regional political, economic, legal and other risks of doing business globally; the ongoing war between Russia and Ukraine; the escalation of conflict in the Middle East; the impact of inflation; the impact of epidemics, pandemics, outbreaks of disease and other adverse public health developments, including COVID-19; the impact of market acceptance of alternatives to refined petroleum products; consolidation among our suppliers and customers; nonperformance by contractual counterparties; changes in federal income tax laws or our tax status; the impact of compliance or noncompliance with applicable laws and regulations; the impact of any governmental investigations; the impact of environmental liabilities and litigation; actual or perceived quality, safety or health risks associated with our products; the impact of seasonality; the effectiveness of our risk management strategies; business interruptions, casualty losses and supply chain issues; the impact of workforce factors; our funding needs and financing sources; financial institutions’ and other capital sources’ policies concerning energy-related businesses; technological improvements that decrease the demand for our agronomy and energy products; our ability to complete, integrate and benefit from acquisitions, strategic alliances, joint ventures, divestitures and other nonordinary course-of-business events; security breaches or other disruptions to our information technology systems or assets; the impact of our environmental, social and governance practices, including failures or delays in achieving our strategies or expectations related to climate change or other environmental matters; the impairment of long-lived assets; the impact of bank failures; and other factors affecting our businesses generally. Any forward-looking statements made by CHS in this document are based only on information currently available to CHS and speak only as of the date on which the statement is made. CHS undertakes no obligation to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise except as required by applicable law. Before we get started, please take a moment to review this slide, which has important information for our time together. Some of the business and financial topics we discuss may be considered forward-looking statements under United States securities laws. It’s important to understand that future events and results could differ from our comments today. 3

Board update 4© 2024 CHS Inc. Public Dan Schurr, chair, CHS Board of Directors:  Focused on listening, understanding owner needs  Within a moderating fiscal environment, emphasis on maintaining financial strength for CHS  Reviewing and applying resources in areas that will allow owners to grow – more from Jay and business leader panel  Continuing our work to update and refine governance procedures to allow all owners to participate and bring the full range of owners’ voices to the conversation  Some of those upgrades visible at 2024 CHS Annual Meeting.  Watch for adjustments to our annual meeting committee structure o More rewarding experience for participants o More valuable outcomes 4

5© 2024 CHS Inc. Public Secure, real-time results at the meeting Used by absentee voters for several years Smartphone or provided tablet/kiosk Information shared in October Technical assistance on site Mobile electronic voting for all governance actions at the meeting (Director elections, resolutions/motions) 2024 CHS Annual Meeting: Electronic voting  Electronic voting used for all owner governance actions at annual meeting o Director elections in caucuses o Resolutions or motions brought from floor in general session  Proven technology for secure, real-time voting o Efficient o Removes possibility of misinterpretation and handling with handwritten paper ballots o Results available quickly  Same system used many years by CHS members for advance absentee voting process with favorable results  Also used effectively for real-time remote voting for motions from the floor at 2023 CHS Annual Meeting  Voting delegates will used their smartphones to access voting platform o Delegates without smartphones will have access to tablets or voting kiosks to use the same voting platform 5

 Information about the process will be provided to voting delegates prior to annual meeting  Opportunities to test the voting process  Technical assistants on hand for questions and support  As at 2023 CHS Annual Meeting caucuses, ranked choice voting used for online advance voting in Director elections with more than two candidates 5

Mark your calendar 6© 2024 CHS Inc. Public 2024 CHS Annual Meeting Dec. 5-6, Minneapolis, Minn. 2024 CHS New Leaders Forum Dec. 3-4, Minneapolis, Minn. Registration opens Oct. 9 chsinc.com/owner-events • Plan to attend the 2024 CHS Annual Meeting. • Be looking for young leaders from your cooperative who should attend the 2024 CHS New Leaders Forum. • Registration for both will open Oct. 9. 6

Business updates 7© 2024 CHS Inc. Public Jay Debertin, president and CEO • Comments on commodities and state of ag. o Continue to see strong performance, but markets are softening. o CHS well-positioned to navigate commodity cycle downturn. o Our focus is on cost control and efficiency. o We are not losing sight of important investments on behalf of our owners and the cooperative system. • Our investments are focused on where we can win, serving our core. o Continue to see opportunity in renewables and unique position of CHS.  Soy crush plant investments and expansions. We 7 continue to have our eye on opportunity in this space. • International investments are how we accomplish our purpose, creating connections to empower agriculture. o Position CHS as a year-round strategic supplier to international customers. o Focus on strategic corridors: Black Sea, Australia and Brazil.  Brazil investments and growth opportunities • As we invest, we’re also working more efficiently across the supply chain. o Utilizing technology and the size and scale of CHS to work as one company to serve you better. • Not losing sight of the importance of investing in our communities, including through the CHS Foundation. 7

Financial report 8© 2024 CHS Inc. Public Olivia Nelligan, executive vice president, chief strategy officer: • Good day and welcome, owners. It’s a pleasure to share with you all today the financial report for CHS through the first nine months of fiscal year 2024. • I’ll start with a brief comment on revenues. Our revenues for the first three quarters of fiscal year 2024 are $30.1 billion, a reduction of $6 billion from the same period in fiscal year 2023 based on reduced commodity prices. 8

9© 2024 CHS Inc. CHS net income (Year to date fiscal year 2024: Sept. 1, 2023 – May 31, 2024) Change20232024($ in thousands) ($444,147)$860,411$416,264Energy (104,142)439,248335,106Ag (109,035)234,869125,834Nitrogen Production (18,916)154,084135,168Corporate & Other (676,240)1,688,6121,012,372Pretax Income (44,889)66,30521,416Income Tax Expense 563(111)452Noncontrolling Interests ($631,914)$1,622,418$990,504Net Income  For the first nine months of fiscal year 2024, we reported net income of $990.5 million. While this is a decline of $632 million over 2023 based on a softening of the commodities environment, this is still solid performance for CHS and, in fact, is our third highest third quarter year-to-date net income in the history of CHS. Even in an environment where we are experiencing a downturn in ag and energy commodity cycles, these solid results are possible due to the continued support and collaboration with our owners and we are thankful to each one of you for that.  Our Energy segment includes our refined fuels, propane, lubricants and transportation businesses. This segment reported a pretax profit of $416 million, which is a decrease of $444 million versus the first nine months of fiscal year 9

2023.  The decrease in Energy earnings was largely driven by global market conditions. Refining margins have been negatively impacted by increased industry capacity utilization rates bringing additional refined fuel supply to the market, and we have also experienced less favorable pricing of the heavy Canadian crude oil that we process at our Laurel, Montana, refinery. Reduced margins were partially offset by lower costs for renewable energy credits, known as RINs.  Our Ag segment includes wholesale agronomy, global grain and processing and our ag retail business, formerly called country operations. Our Ag segment made a pretax profit of $335 million for the first nine months of fiscal year 2024 versus a prior year pretax profit of $439 million for the same period, a decrease of $104 million year over year.  A number of factors impacted the performance of our Ag segment, including the following: o Decreased margins for oilseed processing due to weaker meal and oil demand o Compressed margins for our grain and oilseed product category caused by softer demand for U.S. commodities as trade flows shift as a result of a competitive global grain market o The decreased margins in those categories were partially offset by higher margins and volumes for wholesale and retail agronomy products  Our Nitrogen Production segment represents our investment in CF Nitrogen. For the first nine months of fiscal year 2024, we reported pretax profit of $126 million versus $235 million for the same period in fiscal year 2023. The decrease of $109 million is attributed to decreased market prices for urea and UAN as a result of global supply and demand dynamics. 9

This was partially offset by lower natural gas costs.  Our Corporate and Other category includes CHS Hedging, our commodity brokerage business, and CHS Capital, which provides financing to members. This category also includes our joint venture investments in Ventura Foods, which produces oil-based food products, and in Ardent Mills, a wheat milling and ingredient supplier.  In total, the Corporate and Other segment had year-to-date pretax profit of $135 million, which is a negative change of $19 million compared to the previous year. The slight decrease in earnings was primarily due to lower equity earnings from Ventura Foods, which faced less favorable market conditions.  Our income tax expense is $21 million for the first nine months of fiscal year 2024, down from $66 million for the same period last year.  Overall, our year-to-date net income of $990.5 million for the first three quarters of fiscal year 2024 is a solid earnings result – which the CHS Board of Directors reviewed at the July Board meeting a few weeks ago. Also at the July meeting, the Board voted to allocate 10% of patronage- sourced earnings in fiscal year 2024 to the capital reserve, and 35% of patronage-sourced earnings in fiscal year 2025 to the capital reserve.  As we finish up the fourth quarter of fiscal year 2024 and look out to fiscal year 2025, we know that the impacts of lower commodity prices and cost pressure in our business will continue to be important factors for us to manage. We are confident in our ability to navigate this cycle, as we have in the past, through a strong focus on efficiencies and cost control. 9

 In closing, I want to thank all of you for allowing us to serve your needs and support your businesses. We are passionate about fulfilling our purpose of creating connections to empower agriculture, and we greatly value the collaboration and partnership that we share with all of you. 9

10© 2024 CHS Inc. Public Thank you for your business 10

11© 2024 CHS Inc. Public 11